Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Russell Huffer, James S. Porter and Patricia A. Beithon, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of Apogee Enterprises, Inc. pursuant to the Apogee Enterprises, Inc. 2009 Stock Incentive Plan and the Apogee Enterprises, Inc. 2009 Non-Employee Director Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 24th day of June, 2009, by the following persons:

Signature	Title

/s/ Russell Huffer	Chairman, President and Chief Executive Officer (principal executive officer)
Russell Huffer

/s/ James S. Porter	Chief Financial Officer (principal financial and accounting officer)
James S. Porter

/s/ Bernard P. Aldrich	Director
Bernard P. Aldrich

/s/ Jerome L. Davis	Director
Jerome L. Davis

/s/ Sara L. Hays	Director
Sara L. Hays

/s/ John T. Manning	Director
John T. Manning

/s/ James L. Martineau	Director
James L. Martineau

/s/ Robert J. Marzec	Director
Robert J. Marzec

/s/ Stephen C. Mitchell	Director
Stephen C. Mitchell

/s/ Richard V. Reynolds	Director
Richard V. Reynolds

/s/ David E. Weiss	Director
David E. Weiss